UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________________________________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934
______________________________________________________________________

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Quipt Home Medical Corp.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

QUIPT HOME MEDICAL CORP.

1019 Town Drive

Wilder, Kentucky 41076

January 24, 2025

Dear Shareholder:

It is my pleasure to invite you to attend the 2025 annual general meeting (“Meeting”) of shareholders of Quipt Home Medical Corp. (the “Corporation). The Meeting will be held at the Hampton Inn & Suites, 975 University Parkway, Sarasota, Florida 34243 on March 17, 2025 at 10:00 a.m. (ET) to:

1.	receive the audited consolidated financial statements of the Corporation, together with the auditors’ reports thereon, for the fiscal years ended September 30, 2024 and 2023;

2.	elect four directors to serve until the next annual meeting of shareholders;

3.	re-appoint BDO USA, P.C. as our auditors for the fiscal year ended September 30, 2025, and authorize the Board of Directors of the Corporation to fix the remuneration of the auditors; and

4.	consider any other matters that may properly come before the Meeting or any adjournments or postponements thereof.

It is strongly recommended that you complete, date, sign and return the enclosed proxy card before March 13, 2025 to ensure that your shares will be represented at the Meeting.

The Notice of Meeting, Management Information and Proxy Circular and form of proxy for the Meeting are enclosed. These documents contain important information, and I encourage you to read them carefully.

Yours truly,

/s/ Gregory Crawford

GREGORY CRAWFORD
Chief Executive Officer

QUIPT HOME MEDICAL CORP.

NOTICE OF MEETING

NOTICE IS HEREBY GIVEN THAT the 2025 annual general meeting (the “Meeting”) of the shareholders of Quipt Home Medical Corp. (the “Corporation”) will be held at the Hampton Inn & Suites, 975 University Parkway, Sarasota, Florida 34243 on March 17, 2025 at 10:00 a.m. (ET) for the following purposes:

1.	to receive the audited consolidated financial statements of the Corporation, together with the auditors’ reports thereon, for the fiscal years ended September 30, 2024 and 2023;

2.	to elect four directors to serve until the next annual meeting of shareholders;

3.	to re-appoint BDO USA, P.C. as our auditors for the fiscal year ended September 30, 2025 and authorize the Board of Directors of the Corporation (the “Board”) to fix the remuneration of the auditors; and

4.	to consider any other matters that may properly come before the Meeting or any adjournments or postponements thereof.

The Board recommends a vote “FOR” the election of each of the nominees named in the accompanying Management Information and Proxy Circular and a vote “FOR” Proposal 3 above.

Being made available along with this Notice of Meeting are: (1) the Management Information and Proxy Circular; (2) a form of proxy and notes thereto; and (3) the Corporation’s Annual Report on Form 10-K for the year ended September 30, 2024 (collectively, with this Notice of Meeting, the “proxy materials”).

We have elected to use the notice-and-access provisions under rules adopted by the United States Securities and Exchange Commission (the “SEC”) as permitted pursuant to the Canadian Securities Administrators’ National Instrument 51-102 - Continuous Disclosure Obligations (“NI 51-102”) and National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”) (collectively, the “Notice-and-Access Provisions”). The Notice-and-Access Provisions are a set of rules developed by the SEC and the Canadian Securities Administrators that reduce the volume of materials that must be physically mailed to shareholders by allowing us to post the proxy materials online. The Notice of Internet Availability of Proxy Materials you received regarding the Internet availability of our proxy materials (the “Notice”) provides instructions on how to access the proxy materials and cast your vote via the Internet, by telephone or by mail.

We are furnishing the proxy materials to our shareholders over the Internet in accordance with the Notice-and-Access Provisions. You may read, print and download the proxy materials at  https://investorrelations.quipthomemedical.com/documents/investorrelation/circulars/2025/2025.pdf. On or about January 28, 2025, we will mail our shareholders the Notice containing instructions on how to access our proxy materials and vote online. The Notice also provides instructions on how you can request proxy materials be sent to you by mail or email and how you can enroll to receive proxy materials by mail or email for future meetings. Shareholders with questions about notice-and-access can call Computershare toll-free at 1 (866) 964-0492 (Canada and the U.S. only) or direct at (514) 982-8714 (outside Canada and the U.S. and entering your 15-digit control number as indicated on your voting instruction form or proxy). Shareholders may obtain paper copies of the Management Information and Proxy Circular and any other proxy materials free of charge by calling 1 (866) 466-5355 at any time up until and including the date of the Meeting, including any adjournment or postponement thereof. Any shareholder wishing to obtain a paper copy of the proxy materials should submit its request no later than 12:00 p.m. (ET) on March 3, 2025 in order to receive paper copies of the proxy materials in time to vote before the Meeting. Under the Notice-and-Access Provisions, proxy materials will be available for viewing on the Corporation’s website for one year from the date of posting.

The Board has fixed January 16, 2025 as the record date for the Meeting.

Following the Meeting, the voting results will be announced via press release and a report of voting results, which will be filed on the Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) at www.sec.gov/edgar and on the System for Electronic Document Analysis and Retrieval (SEDAR+) at www.sedarplus.com following the Meeting.

If you are a registered shareholder of the Corporation and are unable to attend the Meeting, please date and execute the proxy for the Meeting and deposit it with Computershare Investor Services Inc. by (i) mail, Attention: Proxy Department, 8th Floor, 100 University Avenue, Toronto, Ontario M5J 2Y1, (ii) telephone by entering the 15 digit control number (as found on the Notice) at 1 (866) 732-8683 (Canada and the U.S. only) or (312) 588-4290 (outside Canada and the U.S.), or (iii) online by entering the 15 digit control number (as found on the Notice) at www.investorvote.com, before 10:00 a.m. (ET) on March 13, 2025, or no later than 48 hours (excluding Saturdays, Sundays and holidays) before any adjournment or postponement of the Meeting. We encourage shareholders currently planning to participate in the Meeting to submit their votes or form of proxy in advance so that their votes will be counted in the event of technical difficulties.

If you are a non-registered shareholder of the Corporation and receive these materials through your broker or another intermediary, please complete and return the materials in accordance with the instructions provided to you by your broker or such other intermediary.

This Notice of Meeting, the Management Information and Proxy Circular, the form of proxy and notes thereto for the Meeting are first being made available to shareholders of the Corporation on or about January 28, 2025. Please review the Management Information and Proxy Circular carefully and in full prior to voting, as it has been prepared to help you make an informed decision on the matters to be acted upon.

DATED at Wilder, Kentucky this 28th day of January, 2025.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Gregory Crawford

Gregory Crawford
Chief Executive Officer

MANAGEMENT INFORMATION AND PROXY CIRCULAR

FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

QUIPT HOME MEDICAL CORP.

(this information is given as of January 17, 2025)

1.SOLICITATION OF PROXIES

This management information and proxy circular (the “Circular”) and accompanying form of proxy are furnished in connection with the solicitation, by management of Quipt Home Medical Corp. (the “Corporation”), of proxies to be used at the annual general meeting of the holders (the “Shareholders”) of common shares (“Common Shares”) of the Corporation (the “Meeting”) referred to in the accompanying Notice of Meeting (the “Notice of Meeting”) to be held on March 17, 2025, at 10:00 a.m. (ET) at the Hampton Inn & Suites, 975 University Parkway, Sarasota, Florida 34243. The solicitation will be made primarily by mail, subject to the use of Notice-and-Access Provisions (as defined below) in relation to delivery of the Meeting materials, but proxies may also be solicited personally or by telephone by directors and/or officers of the Corporation, or by the Corporation’s transfer agent, Computershare Investor Services Inc. (“Computershare”), at nominal cost. The cost of solicitation by management will be borne by the Corporation. Pursuant to the Canadian Securities Administrators’ National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”), arrangements have been made with clearing agencies, brokerage houses and other financial intermediaries to forward proxy solicitation material to the beneficial owners of the Common Shares. The cost of any such solicitation will be borne by the Corporation.

All references to currency in this Circular are in United States dollars, unless otherwise indicated. References to “$” or “USD” refer to United States dollars and references to “CAD” refer to Canadian dollars.

2.NOTICE-AND-ACCESS

The Corporation is sending out proxy-related materials to Shareholders using the notice-and-access provisions under rules adopted by the United States Securities and Exchange Commission (the “SEC”) as permitted pursuant to the Canadian Securities Administrators’ NI 51-102 - Continuous Disclosure Obligations (“NI 51-102”) and NI 54-101 (collectively, the “Notice-and-Access Provisions”). The Corporation anticipates that use of the Notice-and-Access Provisions will benefit the Corporation by reducing the postage and material costs associated with the printing and mailing of the proxy-related materials and will additionally reduce the environmental impact of such actions.

Shareholders will be provided with electronic access to the Notice of Meeting and this Circular on the Corporation’s website at https://investorrelations.quipthomemedical.com/documents/investorrelation/circulars/2025/2025.pdf. They can also be found on the Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) at www.sec.gov/edgar and the System for Electronic Document Analysis and Retrieval (“SEDAR+”) at www.sedarplus.com.

Shareholders are reminded to review the Circular before voting. On or about January 28, 2025, we will begin mailing to Shareholders paper copies of a Notice of Internet Availability of Proxy Materials containing information prescribed by the Notice-and-Access Provisions, including instructions on how to access and review proxy materials as well as directions on how to vote by proxy. The Corporation will not use procedures known as ‘stratification’ in relation to the use of Notice-and-Access Provisions. Stratification occurs when an issuer using Notice-and-Access Provisions sends a paper copy of the Circular to some, but not all, securityholders with a notice package.

Shareholders with questions about notice-and-access can call Computershare toll-free at 1 (866) 964-0492 (Canada and the U.S. only) or direct at (514) 982-8714 (outside Canada and the U.S. and entering your 15-digit control number as indicated on your voting instruction form or proxy). Shareholders may obtain paper copies of the Management Information and Proxy Circular and any other proxy materials free of charge by calling 1 (866) 466-5355 at any time up until and including the date of the Meeting, including any adjournment or postponement thereof. Any shareholder wishing to obtain a paper copy of the proxy materials should submit its request no later than 12:00 p.m. (ET) on March 3, 2025 in order to receive paper copies of the proxy materials in time to vote before the Meeting. Under the Notice-and-Access Provisions, proxy materials will be available for viewing on the Corporation’s website for one year from the date of the posting.

3.RECORD DATE

Shareholders of record at the close of business on January 16, 2025 (the “Record Date”) are entitled to receive notice of and attend the Meeting in person or by proxy and are entitled to one vote for each Common Share registered in the name of such Shareholder in respect of each matter to be voted upon at the Meeting.

4.APPOINTMENT OF PROXIES

The persons named in the enclosed form of proxy are directors and/or officers of the Corporation. Each Shareholder submitting a proxy has the right to appoint a person or company (who need not be a Shareholder), other than the persons named in the enclosed form of proxy, to represent such Shareholder at the Meeting or any adjournment or postponement thereof. Such right may be exercised by inserting the name of such representative in the blank space provided in the enclosed form of proxy. All proxies must be executed by the Shareholder or his or her attorney duly authorized in writing or, if the Shareholder is a corporation, by an officer or attorney thereof duly authorized.

A proxy will not be valid for the Meeting or any adjournment or postponement thereof unless it is completed and delivered to Computershare before 10:00 a.m. (ET) on March 13, 2025, or no later than 48 hours (excluding Saturdays, Sundays and holidays ) before any adjournment or postponement of the Meeting in accordance with the delivery instructions below or delivered to the chairman (the “Chairman”) of the board of directors of the Corporation (the “Board”) on the day of the Meeting, prior to the commencement of the Meeting or any adjournment or postponement thereof. The time limit for deposit of proxies may be waived or extended by the Chairman of the Meeting at his discretion, without notice.

A registered Shareholder may submit his/her/its proxy by mail, by telephone or over the Internet in accordance with the instructions below. A non-registered Shareholder should follow the instructions included on the voting instruction form provided by his or her Intermediary (as defined below).

Voting Instructions for Registered Holders

A registered Shareholder may submit a proxy by (i) mailing a copy to Computershare Investor Services Inc., Attention: Proxy Department, 8th Floor, 100 University Avenue, Toronto, Ontario M5J 2Y1, (ii) telephone by entering the 15 digit control number (as found on the Notice of Internet Availability of Proxy Materials) at 1 (866) 732-8683 (Canada and the U.S. only) or (312) 588-4290 (outside Canada and the U.S.), or (iii) online by entering the 15 digit control number (as found on the Notice of Internet Availability of Proxy Materials) at www.intvestorvote.com before 10:00 a.m. (ET) on March 13, 2025, or no later than 48 hours (excluding Saturdays, Sundays and holidays) before any adjournment or postponement of the Meeting.

5.REVOCATION OF PROXIES

Proxies given by Shareholders for use at the Meeting may be revoked at any time prior to their use. Subject to compliance with the requirements described in the following paragraph, the giving of a proxy will not affect the right of a Shareholder to attend, and vote in person at, the Meeting.

In addition to revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing executed by the Shareholder or his/her attorney duly authorized in writing, or, if the Shareholder is a corporation, under its corporate seal by an officer or attorney thereof duly authorized and deposited with Computershare, in a manner provided above under “Appointment of Proxies”, at any time up to and including before 10:00 a.m. (ET) on March 13, 2025 (or, if the Meeting is adjourned or postponed, 48 hours (Saturdays, Sundays and holidays excepted) prior to the holding of the Meeting) or, with the Chairman at the Meeting on the day of such meeting or any adjournment or postponement thereof, and upon any such deposit, the proxy is revoked.

6.NON-REGISTERED HOLDERS

Only registered Shareholders, or the persons they appoint as their proxies, are permitted to attend and vote at the Meeting. However, in many cases, Common Shares beneficially owned by a non-registered Shareholder (a “Non-Registered Holder”) are registered either (i) in the name of an intermediary (each, an “Intermediary” and collectively, the “Intermediaries”) that the Non-Registered Holder deals with in respect of the Common Shares, such as, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered registered savings plans, registered retirement income funds, registered education savings plans and similar plans, or (ii) in the name of a clearing agency (such as the Depository Trust Company or CDS Clearing and Depository Services Inc.) of which the Intermediary is a participant.

In accordance with applicable laws, Non-Registered Holders who have advised their Intermediary that they do not object to the Intermediary providing their ownership information to issuers whose securities they beneficially own (“Non-Objecting Beneficial Owners,” or “NOBOs”) will receive by mail a letter with respect to the Notice of Internet Availability of Proxy Materials. This Circular and the Notice of Meeting may be found at and downloaded from the Corporation’s website at https://investorrelations.quipthomemedical.com/documents/investorrelation/circulars/2025/2025.pdf.

NOBOs who have standing instructions with the Intermediary for physical copies of this Circular will receive by mail this Circular and the Notice of Meeting.

Intermediaries are required to forward the Notice of Internet Availability of Proxy Materials to Non-Registered Holders who have advised their Intermediary that they object to the Intermediary providing their ownership information (“Objecting Beneficial Owners,” or “OBOs”) unless a Non-Registered Holder has waived the right to receive them. Intermediaries will generally use service companies (such as Broadridge Financial Solutions, Inc.) to forward proxy-related materials to OBOs. Generally, OBOs who have not waived the right to receive proxy-related materials will either:

a)	be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile stamped signature), which is restricted as to the number and class of securities beneficially owned by the OBO but which is not otherwise completed. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Non-Registered Holder when submitting the proxy. In this case, the OBO who wishes to vote by proxy should otherwise properly complete the form of proxy and deliver it as specified; or

b)	be given a Voting Instruction Form which the Intermediary must follow. The OBO should properly complete and sign the Voting Instruction Form and submit it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company.

In either case, the purpose of this procedure is to permit Non-Registered Holders to direct the voting of the Common Shares they beneficially own. Should a Non-Registered Holder who receives either form of proxy wish to vote in person at the Meeting if a ballot is called, the Non-Registered Holder should strike out the persons named in the form of proxy and insert the Non-Registered Holder’s name in the blank space provided.

Non-Registered Holders should carefully follow the instructions of their Intermediary, including those regarding when and where the form of proxy or Voting Instruction Form is to be delivered.

Management of the Corporation does not intend to pay for Intermediaries to forward the Notice of Internet Availability of Proxy Materials to OBOs. An OBO will not receive the Notice of Internet Availability of Proxy Materials unless the Intermediary assumes the cost of delivery.

7.EXERCISE OF DISCRETION BY PROXIES

Common Shares represented by properly executed proxies in favor of the persons named in the enclosed form of proxy will be voted on any ballot that may be called for and, where the person whose proxy is solicited specifies a choice with respect to the matters identified in the proxy, the Common Shares will be voted or withheld from voting in accordance with the specifications so made. Where Shareholders have properly executed proxies in favor of the persons named in the enclosed form of proxy and have not specified in the form of proxy the manner in which the named proxies are required to vote the Common Shares represented thereby, such shares will be voted in favor of the passing of the matters set forth in the Notice of Meeting. If a Shareholder appoints a representative other than the persons designated in the form of proxy, the Corporation assumes no responsibility as to whether the representative so appointed will attend the Meeting on the day thereof or any adjournment or postponement thereof.

The enclosed form of proxy confers discretionary authority with respect to amendments or variations to the matters identified in the Notice of Meeting and with respect to other matters that may properly come before the Meeting. At the date hereof, the management of the Corporation and the Board know of no such amendments, variations or other matters to come before the Meeting. However, if any other matters which at present are not known to the management of the Corporation and the Board should properly come before the Meeting, the proxy will be voted on such matters in accordance with the best judgment of the named proxies.

Unless otherwise indicated in this Circular and in the form of proxy and Notice attached hereto, Shareholders shall mean registered Shareholders.

8.INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

Except as described elsewhere in this Circular, management of the Corporation is not aware of any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of (a) any director or executive officer of the Corporation, (b) any proposed nominee for election as a director of the Corporation, and (c) any associates or affiliates of any of the persons or companies listed in (a) and (b), in any matter to be acted on at the Meeting.

9.VOTING SECURITIES AND PRINCIPAL HOLDERS

As at the Record Date, the Corporation had 43,091,273 Common Shares outstanding, representing the Corporation's only securities with respect to which a voting right may be exercised at the Meeting. Each Common Share carries the right to one vote at the Meeting. A quorum for the transaction of business at the Meeting is at least one person who is, or who represents by proxy, one or more shareholders, who, in the aggregate, hold at least five percent (5%) of the issued and outstanding Common Shares enjoying voting rights at the Meeting. Brokers and other intermediaries, holding Common Shares in street name for their customers, are required to vote the Common Shares in the manner directed by their customers. Under the rules that govern brokers who are voting with respect to Common Shares that are held in street name, brokers have discretion to vote such shares on routine matters but are prohibited from giving proxies to vote on non-routine matters (including, but not limited to, the election of directors) unless the beneficial owner of such Common Shares has given voting instructions on the matter. The absence of a vote on a matter where the broker has not received written voting instructions from a beneficial owner is referred to as a “broker non-vote.” Any Common Shares represented at the Meeting but not voted (whether by broker non-vote or otherwise) will have no impact on the outcome of any matters to be acted upon at the Meeting, though Common Shares subject to abstentions or broker non-votes still count towards the quorum requirements for the Meeting.

To the knowledge of the directors and senior officers of the Corporation as at the date hereof, based on information provided on the System for Electronic Disclosure by Insiders (SEDI) and on information filed by third parties under the Corporation’s profile on SEDAR+ and/or on EDGAR, no person beneficially owns or exercises control or direction over securities carrying more than 10% of the voting rights attached to any class of outstanding voting securities of the Corporation entitled to be voted at the Meeting, other than Claret Asset Management Corporation which indicated on Amendment No. 2 to Schedule 13G filed with the SEC on January 31, 2024 that, as of December 31, 2023, it exercised control over 4,310,318 Common Shares, which represents 10.0% of the issued and outstanding Common Shares as of the Record Date.

Security Ownership of Certain Beneficial Owners and Management

The following table presents information as to the beneficial ownership of our Common Shares as of January 16, 2025, for: (1) each shareholder known by us to be the beneficial owner of more than 5% of our Common Shares based solely on our review of the statement of beneficial ownership filed by these persons/entities with the SEC; (2) each of our current directors or nominees for director; (3) each Named Executive Officer; and (4) all directors and executive officers as a group. None of these shares are pledged as security.

The percentage of shares beneficially owned is based on 43,091,273 Common Shares outstanding as of January 16, 2025. Beneficial ownership is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated, the persons and entities named below have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address for each listed stockholder is c/o Quipt Home Medical Corp., 1019 Town Drive, Wilder, Kentucky 41076.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Common Shares Outstanding(2)
Named Executive Officers
Gregory Crawford	3,703,278(3)	8.4%
Hardik Mehta	944,198(4)	2.2%
Thomas Roehrig	175,125(5)	*
Non-Employee Directors
Mark Greenberg	782,440(6)	1.8%
Kevin Carter	148,125(7)	*
Brian Wessel	173,875(8)	*
All directors and executive officers as a group (9 persons)	6,039,294	13.4%
5% Shareholders
Forager Fund, L.P. 2025 3rd Avenue North, Suite 350 Birmingham, AL 35203	4,199,562(9)	9.7%
Claret Asset Management Corporation 900 de Maisonneuve O., Suite 1900 Montreal, Quebec, Canada H3A 0A8	4,310,318(10)	10.0%
Kanen Wealth Management LLC 6810 Lyons Technology Circle, Suite 160 Coconut Creek, FL 33073	2,155,012(11)	5.0%
David L. Kanen 6810 Lyons Technology Circle, Suite 160 Coconut Creek, FL 33073	2,155,012(11)	5.0%

*Represents less than 1% of Common Shares outstanding.

Notes:

(1)	Beneficial ownership of Common Shares has been determined for this purpose in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), under which a person is deemed to be the beneficial owner of securities if such person has or shares voting power or investment power with respect to such securities, has the right to acquire beneficial ownership within 60 days, or acquires such securities with the purpose or effect of changing or influencing the control of the Corporation.
(2)	Based on 43,091,273 Common Shares issued and outstanding on January 16, 2025.
(3)	Includes 20,000 Common Shares held by his spouse and over which Mr. Crawford exercises control and direction and 1,216,832 Common Shares held by a family trust over which Mr. Crawford exercises partial control and direction. In addition, includes 656,000 Common Shares issuable upon the exercise of options that are vested or will vest within 60 days, and 95,000 Common Shares issuable on or before March 15, 2025 pursuant to RSUs that vested in the 2024 calendar year.
(4)	Includes 791,699 Common Shares held by a family trust over which Mr. Mehta exercises partial control and direction. In addition, includes 60,000 Common Shares issuable upon the exercise of options that are vested or will vest within 60 days, and 92,499 Common Shares issuable on or before March 15, 2025 pursuant to RSUs that vested in the 2024 calendar year.
(5)	Includes 120,000 Common Shares issuable upon the exercise of options that are vested or will vest within 60 days, and 31,500 Common Shares issuable on or before March 15, 2025 pursuant to RSUs that vested in the 2024 calendar year.
(6)	Includes 488,750 Common Shares issuable upon the exercise of options that are vested or will vest within 60 days, and 92,500 Common Shares issuable on or before March 15, 2025 pursuant to RSUs that vested in the 2024 calendar year.
(7)	Includes 55,625 Common Shares issuable upon the exercise of options that are vested or will vest within 60 days, and 42,499 Common Shares issuable on or before March 15, 2025 pursuant to RSUs that vested in the 2024 calendar year.
(8)	Includes 75,000 Common Shares issuable upon the exercise of options that are vested or will vest within 60 days, and 56,500 Common Shares issuable on or before March 15, 2025 pursuant to RSUs that vested in the 2024 calendar year.

(9)	Based solely on a Schedule 13D filed on December 11, 2024, Forager Capital Management, LLC (the “GP”) is the general partner of Forager Fund, L.P. (the “Fund”). Edward Kissel and Robert MacArthur are the managing partners of the GP. In such capacity, each of the GP, Mr. Kissel, and Mr. MacArthur exercise voting and investment power with respect to the shares held by the Fund and may be deemed to be a beneficial owner of these shares. The amount of beneficial shares owned in the table reflect the following:

(# of Shares)	Edward Kissel	Robert MacArthur	Forager Capital Management, LLC
Sole voting power	-	-	4,199,562
Shared voting power	4,199,562	4,199,562	-
Sole investment power	-	-	4,199,562
Shared investment power	4,199,562	4,199,562	-

(10)	Based solely on a Schedule 13G/A filed with the SEC by Claret Asset Management Corporation on January 31, 2024.
(11)	Based solely on a Schedule 13D filed on January 8, 2025, Kanen Wealth Management, LLC (“KWM”) is the general partner of Philotimo Fund, LP (“Philotimo”) and the investment manager of Philotimo Focused Growth and Income Fund (“PHLOX”). David L. Kanen is the managing member of KWM. In such capacity, each of KWM and Mr. Kanen exercise voting and investment power with respect to the shares held by Philotimo and PHLOX and may be deemed to be a beneficial owner of these shares. The amount of beneficial shares owned in the table reflect the following:

(# of Shares)	Philotimo Fund, LP	Philotimo Focused Growth and Income Fund	Kanen Wealth Management, LLC	David L. Kanen
Sole voting power	-	-	-	-
Shared voting power	500,001	1,655,011	2,155,012	2,155,012
Sole investment power	-	-	-	-
Shared investment power	500,001	1,655,011	2,155,012	2,155,012

10.BUSINESS OF THE MEETING

To the knowledge of the Board, the only matters to be brought before the Meeting are as follows:

(i)	Financial Statements

Pursuant to the Business Corporations Act (British Columbia) (the “BCBCA”), the Board will place before the shareholders at the Meeting the audited consolidated financial statements of the Corporation , together with the auditors’ report thereon, for the fiscal years ended September 30, 2024 and 2023. Shareholder approval is not required in relation to the financial statements.

(ii)Election of Directors

The Board presently consists of four directors. All of the current directors have been directors since the dates indicated below and all will be standing for re-election. The Board has the authority to set the number of directors, such number presently being fixed at four.

Shareholders and their proxies are being asked to vote on these four persons nominated for the Board:

Name	Age	Position(s)	Location of Residence	Director Since
Gregory Crawford	51	President, Chief Executive Officer and Director	Fort Thomas, Kentucky	December 21, 2017
Mark Greenberg(1)(2)(3)	71	Director	Cincinnati, Ohio	December 21, 2017
Kevin Carter(1)(2)(3)	46	Director	Bellbrook, Ohio	December 7, 2020
Brian Wessel(1)(2)(3)	58	Director	San Antonio, Texas	February 2, 2022

Notes:

(1)            Member of the Audit Committee. Brian Wessel is the Chair.

(2)            Member of the Compensation Committee. Kevin Carter is the Chair.

(3)            Member of the Nominating Committee (as defined below), which was established on October 1, 2024. Mark Greenberg is the Chair.

The Board recommends a vote “FOR” the election of the four nominees listed below for director.

Each director will hold office until their re-election or replacement at the next annual meeting of the shareholders unless they resign their duties or their office becomes vacant following death, dismissal or any other cause prior to such meeting.

Directors are elected by a plurality, and the four nominees who receive the most “FOR” votes will be elected, subject to the Corporation’s majority voting policy (discussed below). Broker non-votes and abstentions are not relevant to and will have no effect on this proposal regarding the election of directors.

Unless otherwise instructed, proxies and voting instructions given pursuant to this solicitation by the management of the Corporation will be voted for the election of the proposed nominees. If any proposed nominee is unable to serve as a director, the Board may designate substitute nominees, and the individuals named in the enclosed form of proxy will be voted in favor of any such substitute nominees.

Advance Notice Provisions

The Corporation’s Articles (the “Articles”) provide for advance notice of nominations of directors which require that advance notice be provided to the Corporation in circumstances where nominations of persons for election to the Board are made by shareholders of the Corporation other than pursuant to: (i) a requisition of a meeting of shareholders made pursuant to the provisions of the BCBCA; or (ii) a shareholder proposal made pursuant to the provisions of the BCBCA, which is discussed in more detail under the heading “Shareholder Proposals and Director Nominations. A copy of the Articles is available under the Corporation’s profile on SEDAR+ at www.sedarplus.com, as Exhibit 3.2 to the Corporation’s most recent Annual Report on Form 10-K filed on EDGAR at www.sec.gov/edgar and on the Corporation’s website at www.https://quipthomemedical.com/investors/.

Majority Voting Policy

As of May 30, 2023, the Board adopted a majority voting policy (the “Majority Voting Policy”). Pursuant to the Majority Voting Policy, if in an “uncontested” election of directors, with respect to any particular nominee, the number of votes withheld from voting by shareholders exceeds the number of votes for the nominee by shareholders, then although the director nominee will have been successfully elected to the Board pursuant to applicable corporate laws, he or she will be required to tender his or her resignation to the Board (with a copy to the Corporate Secretary of the Corporation) following the meeting of shareholders at which the election occurred. The Board will consider such resignation and, absent exceptional circumstances, will accept the resignation, effective no more than 90 days following the shareholder meeting at which the election occurred. The Board will make its decision and promptly announce it in a press release, and in a Form 8-K filed with the SEC within four business days of the decision. A director who tenders his or her resignation pursuant to the Majority Voting Policy will not participate in the determination made by the Board at which the resignation is considered but shall otherwise continue to serve as a director during this period.

Nominees to the Board of Directors

The Board, based on the recommendation of the nominating and corporate governance committee of the Board, proposes that the following four nominees be elected at the Annual Meeting, each of whom will hold office until the next annual meeting or until his successor shall have been elected and qualified.  Each of the following nominees has consented to serve, if elected.

Name of Nominee: Gregory J. Crawford

Residence: Fort Thomas, Kentucky

Position: President, Chief Executive Officer and Director (Chairman)

Director Since: December 21, 2017

Age: 51

Present positions and offices with the Corporation, principal occupations and other directorships during the past 5 years:

Gregory Crawford has been the President and Chief Executive Officer of the Corporation since December 21, 2017. Mr. Crawford is a seasoned healthcare executive with over 30 years of experience, specializing in the durable medical equipment (DME) industry. He brings a wealth of expertise in operations, integration, and mergers & acquisitions, honed through successful leadership roles in both the private and public sectors. Since joining the Corporation in 2017, Mr. Crawford has spearheaded a transformative restructuring, revitalizing the company's operations and strategic direction. Under his leadership, the Corporation has experienced significant growth, expanding from $50 million to a multi-hundred-million-dollar revenue business. This growth has been achieved through a combination of innovative strategies, operational efficiency improvements, and strategic acquisitions, all while maintaining a strong focus on profitability and margin enhancement. His ability to balance the Corporation's core mission of delivering exceptional clinical care with the demands of a dynamic and competitive market is a testament to his strong leadership. His visionary approach and unwavering commitment to the Corporation's market positioning have positioned it as a leading force in the DME industry.

Qualifications for Consideration:

As the current President and Chief Executive Officer of the Corporation, Mr. Crawford brings to the Board substantial familiarity with the leadership and operation of the Corporation’s business. Mr. Crawford has over 30 years of experience in the healthcare sector, with deep industry knowledge and expertise, particularly in respect of the DME market. He brings a wealth of expertise in operations, integration, and mergers and acquisitions.

Name of Nominee: Mark Greenberg

Residence: Cincinnati, Ohio

Position: Director

Director Since: December 21, 2017

Age: 71

Present positions and offices with the Corporation, principal occupations and other directorships during the past 5 years:

Mark Greenberg has been Managing Partner and Founder of Silverstone Capital Advisors since March 2009 and brings more than 30-years of senior executive operating and transaction expertise and experience. Mr. Greenberg was Managing Partner of Ludlow, Ward & Greenberg Capital Partners from 2005 to 2009. He has been a senior executive and operating president of units in Fortune 500 companies and a Chief Executive Officer and Chairman of middle market and high growth, venture capital-backed companies, as well as an investment banker and restructuring and financial advisor serving middle market and financial institution clients nationwide. In 2024 Mr. Greenberg was honored as the Lifetime Achievement Award recipient by the Association for Corporate Growth, the Nation’s most prominent dealmaker organization.  As a principal investor, advisor, investment banker and transaction team member, Mr. Greenberg has participated in more than 150 M&A and capital sourcing transactions. These have included transactions involving units of Fortune 1000 companies, middle market companies and high growth venture funded businesses. Mr. Greenberg has been an adjunct professor in the Lindner Graduate School of Business of the University of Cincinnati where for six years he taught the college’s graduate-level mergers and acquisitions course.

Qualifications for Consideration:

Mr. Greenberg has significant experience in mergers and acquisitions. His investment banking and advisory practice also includes numerous equity and debt funding transactions, as well as distressed deal M&A and financing, including advisory and investment banking roles subject to U.S. bankruptcy. Mr. Greenberg has owned and been chairman and Chief Executive Officer of a handful of privately held companies, and he has been a division-level president of publicly traded Fortune 500 level companies.

Name of Nominee: Kevin A. Carter

Residence: Bellbrook, Ohio

Position: Director

Director Since: December 7, 2020

Age: 46

Present positions and offices with the Corporation, principal occupations and other directorships during the past 5 years:

Kevin A. Carter, DO, FAASM, has been a partner, physician and Director of Providence Medical Group, an independent multispecialty medical group, since June 2014, and also serves on the Compensation and Retirement committees, where he is responsible for developing strategies for the Group’s ongoing direction and ensuring its continued financial success. Dr. Carter has also been Medical Director of the Kettering Health Network Sleep Disorder Centers since January 2016, where he also served as Chair of the Sleep Council for the Network, and a physician at Veteran Affairs of Dayton since February 2020. He is responsible for the construction of a new, state of the art sleep disorder center at Martin Army Community Hospital. He developed a model for improving access to care while reducing costs, and subsequently this model has been used by other medical facilities throughout the Department of Defense. His immediate success was recognized by the Surgeon General and he was awarded the Army Commendation Medical for his accomplishments. Dr. Carter is Board Certified in Sleep Medicine by the American Board of Family Medicine; he is also Board Certified in Family Medicine. Dr. Carter formerly served as Medical Director at the Martin Army Sleep Medicine Center at Fort Benning, Georgia. Prior to his appointment as director of the Corporation, he served as a United States Army Field Surgeon, with service including deployment in Iraq. Currently, through the Carter Sleep Center, he offers full-spectrum sleep medicine evaluations, diagnosis, and treatments. Dr. Carter holds the degree of Fellow by the American Academy of Sleep Medicine, a recognition that he has met the highest standards in the practice of sleep medicine.

Dr. Carter is a graduate of the Ohio University Heritage College of Osteopathic Medicine. He completed a Family Medicine residency at DeWitt Army Community Hospital and Sleep Medicine fellowship at Walter Reed Army Medical Center. He is also an active member of both the American Academy of Sleep Medicine and the American Academy of Family Physicians.

Qualifications for Consideration:

Dr. Carter has over 10 years of medical director experience, serving several different hospital organizations. In addition to his medical oversight duties, he was responsible for overseeing financial operations.

Name of Nominee: Brian Wessel

Residence: San Antonio, Texas

Position: Director

Director Since: February 2, 2022

Age: 58

Present positions and offices with the Corporation, principal occupations and other directorships during the past 5 years:

Mr. Wessel is a senior business executive with over 34 years of global client service, operational and financial expertise. Mr. Wessel served as a partner at Ernst & Young, LLP (“EY”) from January 1988 until July 2021. As a former senior partner at EY, Mr. Wessel provided audit and advisory services to public, private, and private-equity-owned companies across multiple industry sectors. Additionally, Mr. Wessel led EY’s Capital Markets practice group in Mexico overseeing various foreign private issuers listed on the US, European and Japanese stock exchanges. Mr. Wessel has a compelling executive track record of successfully leading through complex business transactions and advising companies on accounting, auditing and financial reporting matters. Mr. Wessel adds significant knowledge and practical experience in complex accounting and financial reporting matters, SEC registration statements, business combinations, audits of internal control over financial reporting and carve-out audits. Furthermore, Mr. Wessel has deep experience with various types of transactions including business acquisitions and divestitures.

Prior to retiring from EY in 2021, Mr. Wessel served in a variety of leadership roles during the transformation and growth of EY into a $37 billion professional services firm that has been recognized on Fortune 100 Best Companies to Work For® list for over 20 years in a row. With extensive international experience working with various multinational corporations and living in the US, Latin America and Australia, Mr. Wessel has a deep understanding of cultural diversity and how to cultivate international business relationships and empower teams.

Mr. Wessel is a graduate of Bellarmine University in Louisville, Kentucky, receiving his BA in Accounting. Mr. Wessel holds his CPA certification in Kentucky and Texas.

Qualifications for Consideration:

Mr. Wessel has over 34 years of global client service, operational, and financial expertise. Mr. Wessel also has experience in complex accounting and financial reporting matters, SEC registration statements, business combinations, audits of financial statements and internal control over financial reporting, and carve-out audits.

Conflicts of Interest

There are no family relationships among any directors, executive officers or persons nominated to be directors of the Corporation.

There are no arrangements or understandings between the Corporation and any person pursuant to which such person was or is to be selected as a director or nominee.

No director or executive officer of the Corporation, or any associate of these parties, is a party adverse to the Corporation or any of its subsidiaries, or has a material interest adverse to the Corporation or any of its subsidiaries.

Corporate Cease Trade Orders or Bankruptcies

None of the proposed directors of the Corporation is, as at the date hereof, or has been, within the 10 years before the date hereof, a director, chief executive officer or chief financial officer of any company (including the Corporation) that, (i) was subject to an order that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer, or (ii) was subject to an order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

None of the proposed directors of the Corporation is, as at the date hereof, or has been, within the 10 years before the date hereof, a director or executive officer of any company (including the Corporation) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

Penalties or Sanctions

None of the proposed directors of the Corporation has been subject to (a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

Personal Bankruptcies

None of the proposed directors of the Corporation has, within the 10 years before the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

(iii)Appointment of Auditors

Unless otherwise instructed, the persons named in the enclosed proxy or voting instruction form intend to vote such proxy or voting instruction form in favor of the re-appointment of BDO USA, P.C. (“BDO”), headquartered in Chicago, Illinois, as auditors of the Corporation to hold office until the next annual meeting of shareholders and the authorization of the directors of the Corporation to fix their remuneration.

The Audit Committee has re-appointed and is requesting approval by the Shareholders of the re-appointment of, the independent registered public accounting firm of BDO to serve as the Corporation’s independent auditors for the fiscal year ending September 30, 2025. If Shareholders do not approve the re-appointment of BDO, BDO will continue to serve as the Corporation’s independent registered public accounting firm until a successor is appointed. In addition, if Shareholders approve the re-appointment of BDO as the Corporation’s independent auditors, the Audit Committee may nevertheless periodically request proposals from the major registered public accounting firms and as a result of such process may select BDO or another registered public accounting firm as our independent auditors.

Representatives of BDO are expected to be present at the Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board recommends a vote “FOR” the re-appointment of BDO as auditors of the Corporation for the fiscal year ended September 30, 2025, and the authorization of the Board to fix BDO’s remuneration.

The re-appointment of BDO as auditors of the Corporation for the fiscal year ending September 30, 2025, and the authorization of the Board to fix BDO’s remuneration requires the affirmative vote of the majority of the votes cast at the Meeting.

Because brokers generally have discretionary authority to vote on the re-appointment of the independent auditors, broker non-votes are generally not expected to result from the vote on this proposal. Abstentions are not relevant to and will have no effect on this proposal regarding the re-appointment of the independent auditors.

Fees Paid to Auditors

The following table shows the fees paid or accrued by the Corporation for the audit and other services provided by BDO for fiscal years 2024 and 2023.

	2024	2023
Audit Fees	$967,000	$998,134
Audit-Related Fees	26,823	110,110
Tax Fees	—	—
All Other Fees	—	—
Totals	$993,823	$1,108,244

In the above table, (i) “audit fees” are fees for professional services rendered by the Corporation’s independent registered public accounting firm for the audit of the Corporation’s annual financial statements and review of financial statements included in the Corporation’s Quarterly Reports on Form 10-Q or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) “audit-related fees” are fees for assurance and related services by the Corporation’s independent registered public accounting firm that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and are not reported under “audit fees”; (iii) “tax fees” are fees for professional services rendered by the Corporation’s independent registered public accounting firm for tax compliance, tax advice, and tax planning; and (iv) “all other fees” are fees for products and services provided by the Corporation’s independent registered public accounting firm, other than the services reported under “audit fees,” “audit-related fees,” and “tax fees.”

Policy on Pre-Approval by Audit Committee of Services Performed by Auditors

Under applicable SEC rules, except for the ability to designate a portion of this responsibility as described below, the full Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to ensure that they do not impair the auditors’ independence from the Corporation. The Audit Committee may delegate pre-approval authority to one or more independent members of the Audit Committee, provided that the pre-approval of the non-audit services is presented at the Audit Committee’s first scheduled meeting following such approval. The SEC’s rules specify the types of non-audit services that an independent auditor may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm. During 2024, all audit and non-audit services and fees were pre-approved by the Audit Committee.

11.CORPORATE GOVERNANCE DISCLOSURE

Set forth below is a description of the Corporation’s current corporate governance practices, as prescribed by Form 58-101F1, which is attached to the Canadian Securities Administrators’ National Instrument 58-101 – Disclosure of Corporate Governance Practices (“NI 58-101”).

Board of Directors and Independence

The Board has determined that Mark Greenberg, Kevin Carter and Brian Wessel, current and prospective members of the Board, are independent as such term is defined in NI 58-101 and are independent in accordance with the listing standards of Nasdaq. The Board has determined that Gregory Crawford (President and Chief Executive Officer), a current and prospective member of the Board, is the Chairman of the Board and not independent as such term is defined in NI 58-101 and is not independent in accordance with the listing standards of Nasdaq, as he is an executive officer (as such term is defined in NI 51-102) and an employee of the Corporation. Accordingly, a majority of the current and prospective members of the Board are independent. The Board has traditionally been comprised of only three or four members, accordingly, other than meetings held quarterly related to the approval and filing of quarterly and annual financial statements, the Board and the independent directors engage on a regular basis on a more informal basis.

Board Leadership Structure

The Board appoints the Chairman of the Board (“Chairman”) after considering the recommendation of the nominating and corporate governance committee of the Board (the “Nominating Committee”). The Chairman is not required to be an independent director. Our constating documents and policies do not prevent our Chief Executive Officer or another employee that serves on the Board from also serving as our Chairman. However, if the Chairman is not an independent director, the Board must appoint an independent director to serve as the Board’s “Lead Independent Director.” The Board evaluates its leadership structure and elects the Chairman based on the criteria it deems to be appropriate and in the best interests of the Corporation and its shareholders, given the circumstances at the time of such election. The primary responsibilities of the Lead Independent Director include presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the non-management directors, and serving as a liaison between the Chairman of the Board and/or the Chief Executive Officer and the independent directors. The Lead Independent Director also has the authority to call meetings of the independent directors or non-management directors of the Board or meetings of the Board.

Currently, our Chairman is Gregory Crawford, who is our Chief Executive Officer, and our Lead Independent Director is Mark Greenberg.

The Board believes that this leadership structure, which combines the Chairman and Chief Executive Officer roles and has an independent director serving as the Lead Independent Director, is appropriate at this time. The Board believes its current leadership structure best serves the objectives of the Board’s oversight of management, the Board’s ability to carry out its roles and responsibilities on behalf of the Corporation’s shareholders and the Corporation’s overall corporate governance.

All of the members of the Audit Committee, Compensation Committee and Nominating Committee are independent as further described below. The independent directors have the opportunity, at their discretion, to hold ad hoc meetings that are not attended by management and non-independent directors.

The Board believes that adequate structures and processes are in place to facilitate the functioning of the Board independently of the Corporation’s management. The independent directors met together without management present four times during fiscal 2024. The Board committee meetings give the independent directors the opportunity for open and frank discussions on all matters they consider relevant, including an assessment of their own performance. In addition, the Audit Committee meets periodically with the Corporation’s auditors without management present. Accordingly, the Board believes that there is adequate leadership by the independent directors.

Meetings of Independent Directors

The independent directors of the Board may, upon request, meet in executive session at any meeting of the Board. The independent directors regularly meet in executive sessions outside the presence of non-independent directors concurrently with general meetings of the Board. During fiscal 2024, the independent directors held executive sessions at each of the four Board meetings.

Board’s Role in Risk Oversight

The Board oversees the Corporation’s management and, with the assistance of management, is actively involved in oversight of risks that could affect the Corporation. The Board engages in the oversight of risk in various ways, including (i) reviewing and approving management’s operating plans and considering any risks that could affect operating results; (ii) reviewing the structure and operation of the Corporation’s various departments and functions; and (iii) in connection with the review and approval of particular transactions and initiatives, reviewing related risk analyses and mitigation plans.

The Board has also delegated certain risk oversight responsibility to committees of the Board as follows: (i) the Audit Committee meets periodically with management to discuss the Corporation’s process for assessing and managing risks, including the cybersecurity risks faced by the Corporation and the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures; and (ii) the Compensation Committee reviews the Corporation’s incentive compensation arrangements to determine whether such arrangements encourage excessive risk-taking and discusses, at least annually, the relationship between risk management policies and practices and compensation. The Corporation’s management regularly reports to the full Board and, as appropriate, the committees of the Board regarding enterprise risk that the Corporation must mitigate and manage.

Meeting Attendance

During fiscal 2024, there were four meetings of the Board, four meetings of the Audit Committee, and four meetings of the Compensation Committee. The Nominating Committee was established subsequent to fiscal 2024, on October 1, 2024. During fiscal 2024, each director attended all of the meetings of the Board and the committees on which he served and that were held during the period for which he was a Board or committee member. The attendance by directors for meetings of the Board and Board committees held during the fiscal year ended September 30, 2024, was as follows:

Name	Board Meetings	Audit Committee Meetings	Compensation Committee Meetings
Gregory Crawford	4/4	N/A	N/A
Mark Greenberg	4/4	4/4	4/4
Kevin Carter	4/4	4/4	4/4
Brian Wessel	4/4	4/4	4/4

Although the Corporation does not have a formal policy with respect to Board members’ attendance at meetings of Shareholders, the Corporation does encourage Board members to attend. Gregory Crawford, Mark Greenberg and Brian Wessel attended last year’s annual meeting.

Directorships

No directors and prospective directors of the Corporation are presently directors of other entities that are reporting issuers (or the equivalent) in Canada or the United States.

Board Mandate

Due to the relative small size of the Board (currently only four members), the Board has not adopted a written mandate and is able to stay in close contact with each other and management of the Corporation to ensure they are kept abreast of transactions and material events to provide the necessary guidance and approvals. The duties and responsibilities of the Board are to supervise the management of the business and affairs of the Corporation and to act with a view towards the best interests of the Corporation. The Board delegates day-to-day management of the Corporation to executive officers, relying on them to keep it apprised of all significant developments affecting the Corporation. In discharging its mandate, the Board is responsible for the oversight and review of the development of, among other things, the following matters: the strategic planning process of the Corporation; identifying the principal risks of the Corporation’s business and ensuring the implementation of appropriate systems to manage these risks; succession planning, including appointing, training and monitoring senior management; and the integrity of the Corporation’s internal control and management information systems. The Board also has the mandate to assess the effectiveness of the Board as a whole, its committees and the contribution of individual directors. The Board discharges its responsibilities directly and through its committees.

Position Descriptions

The Corporation has not formally developed a position description for the Chief Executive Officer, Chairman of the Board or the Chairman of each Board committee. The Board is satisfied that each of the Chief Executive Officer, Chairman of the Board or the Chairman of each Board committee are fully aware of their responsibilities and those matters which are within their mandates. Members of the Board meet regularly with the Chief Executive Officer to discuss the activities of the Corporation, the direction of the Corporation and role and responsibilities of the Chief Executive Officer. Board consideration and approval is also required for all material contracts and business transactions and all debt and equity financing proposals.

Orientation and Continuing Education

While the Corporation does not currently have a formal orientation and education program for new members of the Board, the Corporation provides such orientation and education on an ad hoc and informal basis.

Ethical Business Conduct

The Corporation has adopted a written Code of Business Conduct and Ethics (the “Code”) that is applicable to all employees, contractors, consultants, officers and directors of the Corporation. The Code contains general guidelines for conducting the business of the Corporation, consistent with high standards of business ethics. All departures from, all amendments to the Code, and all waivers of the Code with respect to any of the senior officers covered by it, which waiver may be made only by the Board in respect of senior officers, will be disclosed as required by applicable rules and regulations. The Code has been filed under the Corporation’s profile on SEDAR+ www.sedarplus.com and is available on the Corporation’s website at https://quipthomemedical.com/corporate-ethics-policy/.

The Code is designed to promote:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;
●	avoidance of conflicts of interest with the interests of the Corporation;
●	confidentiality of corporate information;
●	protection and proper use of corporate opportunities;
●	compliance with applicable governmental laws, rules and regulations, including insider trading laws;
●	the prompt internal reporting of any violations of the Code to an appropriate person or person identified in the Code; and
●	accountability for adherence to the Code

The Code sets the minimum standards expected to be met or exceed in all business and dealings of the Corporation, and provides guidelines to help address new situations. The directors maintain that the Corporation must conduct and be seen to conduct its business dealings in accordance with all applicable laws and the highest ethical standards. The Corporation’s reputation for honesty and integrity amongst its shareholders and other stakeholders is key to the success of its business. No employee or director will be permitted to achieve results through violation of laws or regulations, or through unscrupulous dealings.

The Code includes a “whistleblowing” provision establishing a procedure for the Corporation to receive confidential and anonymous concerns and/or complaints regarding a reportable behavior, as well as procedures to investigate, escalate, report and address allegations of reportable behavior received by the Corporation.

Any director with a conflict of interest or who is capable of being perceived as being in conflict of interest with respect to the Corporation must abstain from discussion and voting by the Board or any committee of the Board on any motion to recommend or approve the relevant agreement or transaction. The Board must comply with conflict of interest provisions of the BCBCA.

Nomination of Directors

The Nominating Committee is currently responsible for identifying candidates for election to the Board. The Corporation’s Articles also provide for advance notice of nominations of directors by shareholders of the Corporation at its annual meeting of shareholders. The Corporation does not have a formal policy concerning shareholders’ nominations of individuals to stand for election to the Board, other than the provisions contained in the Corporation’s Articles. The Corporation has not received any recommendations from shareholders requesting that the Board consider a candidate for inclusion among the slate of nominees in any year; therefore the Corporation believes that no formal policy, in addition to the provisions contained in the Corporation’s Articles, concerning shareholders recommendations is needed. For further information regarding the Board nomination procedures under the Corporation’s Articles, see “Business of the Meeting - Election of Directors” above and “Shareholder Proposals and Director Nominations” below.

The Nominating Committee is responsible for periodically reviewing the size of the Board, with a view to determining the impact of the number of directors on the effectiveness of the Board, and identifying potential nominees to the Board, reviewing their qualifications and experience, determining their independence as required under all applicable corporate and securities laws and recommending to the Board the nominees for consideration by, and presentation to, the shareholders at the Corporation’s next annual meeting of shareholders. In making its recommendations, the Nominating Committee applies the standards established in the Nominating Committee Charter and considers the competencies and skills that the Board considers to be necessary for the Board as a whole to possess, the competencies and skills that the Board considers each existing director to possess, as well as the competencies and skills each new nominee will bring to the boardroom. The Nominating Committee also considers the amount of time and resources that nominees have available to fulfill their duties as Board members or committee members, as applicable. Pursuant to the Nominating Committee Charter, among other things, the Nominating Committee will consider any nominations of director candidates validly made  under applicable law and the Corporation’s constating documents.

While the Board has not adopted a written policy concerning Board diversity, the Board believes that diversity along multiple dimensions, including gender, race, ethnicity and professional expertise and experience, is important in providing the necessary range of perspectives required to achieve objectives. The Board recognizes that gender diversity is a significant aspect of diversity.

At this time, the Corporation has not adopted a target regarding women or underrepresented minorities on the Board as the Board believes that arbitrary targets are not in the best interests of the Corporation or its shareholders. The Board is committed to nominating the best individuals to be elected as directors.

The Corporation does not have a retirement policy and does not discriminate based on age. Similarly, the Board has not adopted a term limit for directors or established a formal process for the renewal of Board membership. The Board is of the view that the imposition of arbitrary director term limits may diminish the benefits derived from continuity amongst members and their familiarity with the Corporation and the industry in which it operates, and could unnecessarily expose the Corporation to losing experienced and valuable talent. The Board’s renewal process is built around the concept of performance management. Performance management is based on assessments of the Board and the individual directors, as discussed in more detail under “Assessments” below.

Compensation

On October 31, 2022, the Board established a compensation committee (the “Compensation Committee”). The purpose of the Compensation Committee is to assist the Board in monitoring, reviewing and approving compensation policies and practices of the Corporation and administering the Corporation’s security compensation plans. At present, the Compensation Committee is comprised of three directors, Kevin Carter (Chair), Brian Wessel and Mark Greenberg.

Each member of the Compensation Committee is independent within the meaning of Section 1.4 of the Canadian Securities Administrators’ National Instrument 52-110 - Audit Committees (“NI 52-110”). In addition, each member of the Compensation Committee is an independent director within the meaning of Nasdaq rules and meets the standards for independence required by U.S. securities law applicable to public companies, including Rule 10C-1 of the Exchange Act with respect to Compensation Committee members. The Board has adopted a written charter for the Compensation

Committee setting out its responsibilities for compensation matters, as described in the Executive Compensation; Compensation Governance section below.

For the fiscal year ended September 30, 2024, the Compensation Committee carried out the evaluation of the Chief Executive Officer and Chief Financial Officer and developed the appropriate compensation policies for both the executive officers of the Corporation and the directors of the Corporation. To determine appropriate compensation levels, the directors reviewed compensation paid for directors, Chief Executive Officer, and Chief Financial Officer of companies of similar size and stage of development in the healthcare industry and determined an appropriate compensation reflecting the need to provide incentive and compensation for the time and effort expended by the directors and senior management while taking into account the financial and other resources of the Corporation. In setting compensation levels, the Compensation Committee reviews the performance of the Chief Executive Officer and Chief Financial Officer in light of the Corporation’s objectives and considers other factors that may have impacted the success of the Corporation in achieving its objectives. The Compensation Committee may engage independent compensation advice in order to fulfill its mandate.

Other Board Committees

There were two standing committees of the Board during fiscal 2024: the Audit Committee and the Compensation Committee. On October 1, 2024, the Board formed the Nominating Committee. Written charters for each of the Audit Committee, Compensation Committee and Nominating Committee are available on the corporate governance section of the Corporation’s website (which is a subsection of the investors section of Corporation’s website) at the following address: https://quipthomemedical.com/investors/governance-documents/.

Audit Committee

The audit committee of the Board (the “Audit Committee”) is a standing committee appointed by the Board. At present, the Audit Committee is comprised of three directors: Brian Wessel (Chair), Mark Greenberg and Kevin Carter. Each member of the Audit Committee is independent, as such term is defined in NI 52-110 and in the BCBCA, financially literate, as such term is defined in NI 52-110, as they have an understanding of the accounting principles used to prepare the Corporation’s financial statements, experience preparing, auditing, analyzing or evaluating comparable financial statements and experience as to the general application of relevant accounting principles, as well as an understanding of the internal controls and procedures necessary for financial reporting. In addition, each member of the Audit Committee is an independent director within the meaning of the rules of Nasdaq and meets the standards for independence required by U.S. securities law applicable to public companies, including Rule 10A-3 of the Exchange Act, with respect to Audit Committee members. Information concerning the relevant education and experience of the Audit Committee members can be found in “Business of the Meeting - Election of Directors” in this Circular.

In addition, the Board has determined that Brian Wessel is qualified as an audit committee financial expert under the SEC’s rules and regulations and that each member of the Audit Committee has the requisite accounting and related financial management expertise under Nasdaq rules.

The Audit Committee operates under the Charter of the Audit Committee, pursuant to which the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the following: financial reporting and disclosure; ensuring that an effective risk management and financial control framework has been designed, implemented and tested by management of the Corporation; external audit processes; assisting the Board meet its responsibilities; providing better communication between the Board and external auditors; enhancing the independence of the external auditors; increasing the credibility and objectivity of financial reports; and strengthening the role of the Board by facilitating in-depth discussions among the Board, management and the external auditors regarding significant issues involving judgment and impacting quality controls and reporting.

Nominating and Corporate Governance Committee

The Nominating Committee is a standing committee appointed by the Board and was established by the Board on October 1, 2024.  At present, the Nominating Committee is comprised of three directors: Mark Greenberg (Chair), Kevin Carter and Brian Wessel. All of the members of the Nominating Committee are independent, as such term is defined in NI 52-110. Each member of the Nominating Committee is an independent director within the meaning of Nasdaq rules.

The Nominating Committee will act on behalf of and subject to the direction of the Board in matters pertaining to corporate governance issues and new director nominees. The Nominating Committee operates under the Charter of the Nominating Committee pursuant to which the Nominating Committee will: develop and review on an ongoing basis the adequacy of the Corporation’s Corporate Governance Guidelines; develop and review a Code of Business Conduct and Ethics; oversee the Corporation’s corporate governance practices and procedures, and reviewing at least annually the Corporation’s compliance with Nasdaq and TSX corporate governance listing requirements and report to the Board regarding same; reviewing and recommending to the Board changes to the documents, policies and procedures in the Corporation’s corporate governance framework; assisting the Board in developing criteria for the evaluation of Board and committee performance; developing standards for determining whether a director has a relationship with the Corporation that would impair its independence; review the Board’s committee structure and composition and make recommendations regarding same; review any director resignation letter tendered in accordance with the Corporation’s director resignation policy set out in the Majority Voting Policy; develop and recommend to the Board for approval an executive officer succession plan; review and discuss with management disclosure of the Corporation’s corporate governance practices and to recommend that such disclosure be included in the Corporation’s proxy statement and information circular or annual report on Form 10-K as application; provide oversight of the Corporation’s environmental, social and governance (“ESG”) reporting and corporate citizenship matters; provide oversight of the Corporation’s policies and practices related to human capital management; review at least twice per year with management strategic issues and corporate actions related to ESG that may affect the business operations, performance or public image of the Corporation; develop, determine and recommend to the Board for its approval criteria to considered in selecting nominees; identify an select, or recommend to the Board, nominees for each election of directors; consider nominations of director candidates validly made by the Corporation’s shareholder under applicable law and the Corporation’s constating documents; review and make recommendations to the Board concerning qualifications, appointment and removal of committee members; and identify and make recommendations to the Board regarding the selection and approval of candidates to fill any vacancies on the Board and/or any Board committee either by election by shareholders or appointment by the Board.

Audit Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Quipt Home Medical Corp. under the U.S. Securities Act of 1933, as amended, or the Exchange Act., unless and only to the extent that the Corporation specifically incorporates it by reference.

The Audit Committee has reviewed and discussed the Corporation’s audited consolidated financial statements and internal control over financial reporting as of and for the year ended September 30, 2024, with the Corporation’s management and independent registered public accounting firm, BDO USA, P.C. (“BDO”). The Audit Committee also discussed with BDO such matters as are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has received the written disclosures and the letter from BDO required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO’s communications with the Audit Committee concerning independence, and has discussed with BDO its independence from the Corporation. The Audit Committee has reviewed and approved the amount of fees paid to BDO for audit and non-audit services and has concluded that the provision of services by BDO is compatible with the maintenance of BDO’s independence.

Based on the above-mentioned review and discussions, the Audit Committee recommended to the Board of Directors that the Corporation’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2024, for filing with the SEC.

Audit Committee
Brian Wessel, Chair
Mark Greenberg
Kevin Carter

Assessments

The directors believe that nomination to the Board is not open ended and that directorships should be reviewed carefully for alignment with the strategic needs of the Corporation. To this extent, the directors constantly review (i) individual director performance and the performance of the Board as a whole, including processes and effectiveness; and (ii) the performance of the Chairman, if any, of the Board.

The Nominating Committee assist the Board ensuring that an appropriate system is in place to evaluate the effectiveness of the Board, the Board committees and individual directors, with a view to ensuring that they are fulfilling their respective responsibilities and duties and working effectively together as a unit.

The Nominating Committee informally monitors director performance throughout the year (noting particularly any directors who have had a change in their primary job responsibilities or who have assumed additional directorships since their last assessment) to ensure that the Board, the Board committees and individual directors are performing effectively. From time to time the Nominating Committee may also choose to complete a formal assessment process consisting of completion of a written survey by each member of the Board, on request, conducting one-on-one discussions in order to assess such matters as the composition of the Board, the conduct of and agendas for meetings of the Board and its committees, and the role and impact of the Board.

Communications with the Board of Directors

Shareholders may communicate with the Board, any of the Board committees, non-employee directors as a group and individual directors by submitting their communications in writing to Quipt Home Medical Corp., 1019 Town Drive, Wilder, Kentucky 41076, Attn: Corporate Secretary. Any communication must contain the following:

●	a representation that the shareholder is a holder of record of the Corporation’s capital stock;
●	the name and address, as they appear on the Corporation’s books, of the shareholder sending the communication; and
●	the number of shares of the Corporation’s capital stock that are beneficially owned by such shareholder.

The Corporation’s Corporate Secretary will distribute such communications to the intended recipient upon receipt, unless the communication is unduly hostile, threatening, illegal or otherwise inappropriate, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal action regarding the communication.

Insider Trading Arrangements and Policies

The Corporation has insider trading policies and procedures that govern the purchase, sale and other dispositions of its securities by directors, officers and employees, as well as by the Corporation itself. The Corporation believes these policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable listing standards.

Hedging Policy

The Corporation’s insider trading policy prohibits its directors, officers, employees and consultants, and their family members and entities over which such individuals have or share voting or investment control or otherwise exercise direction or control, from entering into hedging or monetization transactions or similar arrangements with respect to Corporation’s securities. The policy also prohibits such persons from entering into the following transactions: selling the Corporation’s securities short, buying or selling puts or calls or other derivative securities on the Corporation’s securities, holding Corporation securities in a margin account or pledging Corporation securities as collateral for a loan. In addition, the policy is intended to ensure compliance with all applicable insider trading rules relating to the Corporation’s securities.

Clawback Policy

In 2023, the Corporation adopted a policy for recovery of erroneously awarded incentive compensation (the “Clawback Policy”) as required by Rule 10D-1 of the Exchange Act and the Nasdaq listing standards adopted pursuant to Rule 10D-1. The Corporation’s Clawback Policy requires the clawback of erroneously paid incentive-based compensation paid to current and former executive officers in the event of a restatement of the Corporation’s financial statements (without regard to the fault of the executive). Restatements that trigger such recoupment include restatements due to material noncompliance with any financial reporting requirement applicable to the Corporation under the federal securities laws, including required restatements to correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Except in very limited circumstances, in the event of such a restatement, the Clawback Policy requires the recoupment of incentive-based compensation paid to the executive officer in excess of the amount that would have been paid if the amount of such incentive-based compensation had been based on the restated financial statements.

12.EXECUTIVE COMPENSATION

Executive Officers

Set forth below is a brief description of the business experience of each of our executive officers, with the exception of Gregory Crawford, whose biography is listed above with the directors’ biographies.

Executive Officer: Hardik Mehta

Position: Chief Financial Officer

Age: 43

Present positions and offices with the Corporation, principal occupations during the past five years:

Hardik Mehta joined the Corporation as Chief Financial Officer in February 2018. Prior to becoming Chief Financial Officer, Mr. Mehta worked as a finance professional and an investment banker at investment banking and advisory firm, Silverstone Capital Advisors for nearly ten years. Mr. Mehta has significant acquisition, transaction finance, accounting and negotiating experience. Mr. Mehta has been an advisor on more than 30 M&A and funding transactions, including buy-side transactions, in which he oversaw quality of earnings analysis, due diligence and post-transaction integration planning. Additionally, Mr. Mehta has developed a deep understanding and has mastered both financial and operational aspects of the HME/DME industry. He has also worked on multiple M&A transactions in these industries. Mr. Mehta has extensive experience in capital markets and excels in financial planning and analysis. He holds an undergraduate degree in engineering and a MBA in finance from the Lindner Graduate School of Business at the University of Cincinnati.

Executive Officer: Thomas Roehrig

Position: Chief Accounting Officer

Age: 59

Present positions and offices with the Corporation, principal occupations during the past five years:

Thomas Roehrig has been Executive Vice President, Finance since he joined the Corporation in August 2019. Mr. Roehrig was named Chief Accounting Officer of the Corporation in September 2024. Mr. Roehrig is a Certified Public Accountant in the state of Ohio and has over 35 years of accounting, finance, and operations experience, including Chief Accounting Officer at Dayton Superior Corporation from 1998 to 2018, and 10 years in public accounting. Mr. Roehrig has participated in over 30 acquisitions and over 10 capital market transactions. He holds an undergraduate degree in accounting from the University of Dayton.

Executive Officer: Patrick Gamble

Position: Executive Vice President, Operations

Age: 61

Present positions and offices with the Corporation, principal occupations during the past five years:

Patrick Gamble has been Executive Vice President, Operations of the Corporation since June 2024. From January 2023 to June 2024, he served as Senior Director of Sales and Operations of the Corporation. Prior to that, Mr. Gamble led a team of over 280 employees responsible for sales and operations at Great Elm Healthcare, a multi-state RT/Complex Rehab/Sleep Lab company with revenues in excess of $60M, which the Corporation acquired in January 2023. Mr. Gamble began as Regional Manager at Great Elm from January 2020 until July 2021, then Director of Sales and Operations until October 2022 and then Senior Director of Sales and Operations until  January 2023. Prior to Great Elm, Mr. Gamble was an area manager at Preferred Homecare, from May 2014 to December 2019, a multi-site RT/DME-Complex Rehab company with area revenues in excess of $75M.

Executive Officer: David Bachelder

Position: Executive Vice President, Operations

Age: 63

Present positions and offices with the Corporation, principal occupations during the past five years:

David Bachelder has been Executive Vice President, Operations since he joined the Corporation in September 2021. Prior to joining the Corporation, Mr. Bachelder served as Region Vice President of Operations of Preferred Homecare from July 2014 to September 2021. Mr. Bachelder has a proven ability to achieve optimal performance, compliance and budgeting across large volume multi-state operations. Over his 30-year career, he has held executive roles in sales and operations with both national and regional providers of respiratory, DME and complex rehab. Mr. Bachelder has managed multiple acquisition integrations and de novo start-ups. Mr. Bachelder holds a Business Administration degree in Marketing and General Business from Western Michigan University, and an Assistive Technology Professional (ATP) certification from RESNA. Mr. Bachelder serves as a committee member at both RESNA and AA Homecare.

Executive Officer: Mark Miles

Position: Chief Compliance Officer

Age: 43

Present positions and offices with the Corporation, principal occupations during the past five years:

Mr. Miles has served as the Chief Compliance Officer (CCO) of the Corporation since March 2024. In his role as CCO, Mr. Miles oversees the Corporation’s comprehensive compliance program, ensuring adherence to regulatory requirements and industry standards. Prior to beginning his role as CCO, Mr. Miles served as the VP of Information Technology of the Corporation from May 2018 to March 2024.

Mr. Miles’ career with the Corporation spans over 15 years, with leadership in a variety of roles. He began his tenure with the Corporation as a driver, followed by positions including Warehouse Manager, Assistant Branch Manager and Branch Manager. Leveraging his operational experience, Mr. Miles transitioned into the Corporation’s Information Technology (IT) department, where he played a key role in driving technological advancements, integrating new platforms, and streamlining systems to support the Corporation’s expansion. His depth of operational and technological expertise, combined with his formal education in Legal Studies, enable him to navigate the complex regulatory and legal landscape integral to his role. As CCO, Mr. Miles continues to champion operational efficiency and risk management, focusing on enhancing the Corporation’s internal control environment and fostering a proactive approach to compliance. Mr. Miles has been a Certified HIPAA Professional (CHP) since July 2020.

Compensation

During the fiscal year ended September 30, 2024, the Corporation’s executive compensation program was administered by the Compensation Committee. The Corporation’s executive compensation program has the objectives of attracting and retaining a qualified and cohesive group of executives, motivating team performance and the aligning of the interests of executives with the interests of the Corporation’s shareholders through a package of compensation that is simple and easy to understand and implement. Compensation under the program was designed to achieve both current and longer-term goals of the Corporation and to optimize returns to shareholders. In addition, in order to further align the interests of executives with the interests of the Corporation’s shareholders, the Corporation has implemented share ownership incentives through its equity compensation plans, including the 2024 Equity Incentive Plan (the “2024 EIP”). The Compensation Committee believes that the Corporation’s overall compensation objectives are in line with its peer group of healthcare companies with opportunities to participate in equity ownership.

The main components of the Corporation’s compensation program is as follows: (i) base salary (fixed cash amount), (ii) short-term performance incentives (variable cash bonuses), and (iii) a broad range of long-term “at risk” equity-based incentives under the 2024 EIP.

In determining the total compensation of any member of senior management, the Compensation Committee considers all elements of compensation in total rather than one element in isolation. The Compensation Committee also examines the competitive positioning of total compensation and the mix of fixed, incentive and share-based compensation.

Compensation Governance

The Board established the Compensation Committee as a standing committee of the Board. The Compensation Committee assists the Board in discharging the directors’ oversight responsibilities relating to the compensation and retention of key senior management employees.

The Compensation Committee comprises three directors: Kevin Carter (Chair), Mark Greenberg and Brian Wessel. Each member of the Compensation Committee is independent as such term is defined in NI 52-110 and in the BCBCA, as well as under Rule 10C-1 of the Exchange Act and Nasdaq rules.

The Compensation Committee operates under the Charter of the Compensation Committee, pursuant to which the Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the following: reviewing and advising the Board concerning the Corporation’s overall compensation philosophy, policies and plans, including a review of both regional and industry compensation practices and trends; fixing the compensation level of officers and employees of the Corporation, including developing compensation policies and practices that will attract and retain the highest quality executives; advising management on the composition of any peer group used for comparison purposes; annually reviewing and recommending to the Board the corporate goals and objectives applicable to the compensation of the Chief Executive Officer, evaluating at least annually the Chief Executive Officer’s performance in light of those goals and objectives, and determining and recommending to the Board the Chief Executive Officer’s compensation level based on this evaluation; reviewing and approving corporate and individual performance goals and objectives relevant to the compensation of all other executive officers, determining bases for and determining and approving the compensation for all other executive officers (including but not limited to salary, bonus, incentive compensation, equity awards, benefits and perquisites); reviewing, and making recommendations to the Board regarding incentive compensation plans and equity-based plans, and where appropriate or required, recommending for approval by the shareholders of the Corporation; administering, or overseeing the administration of, the Corporation’s incentive compensation plans and equity-based plans; reviewing and making recommendations to the Board regarding any employment agreements and any severance arrangements or plans, including any benefits to be provided in connection with a change in control, for the Chief Executive Officer and other executive officers, which includes the ability to adopt, amend and terminate such agreements, arrangements or plans; reviewing and discussing with management the annual public disclosure in the Corporation’s proxy statement and information circular or annual report on Form 10-K relating to executive compensation of the Corporation; reviewing and discussing with management the Corporation’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, reviewing and discussing at least annually the relationship between risk management policies and practices and compensation, and evaluating compensation policies and practices that could mitigate any such risk; monitoring the Corporation’s compliance with applicable laws, regulations and rules relating to compensation arrangements for directors and executive officers; reviewing all director compensation and benefits for service on the Board and Board committees at least once a year and recommending any changes to the Board as necessary; overseeing, in conjunction with the Board, engagement with shareholders and proxy advisory firms on executive compensation matters; and reporting to the Board on the Compensation Committee’s activities on a regular basis.

In fulfilling its responsibilities under its Charter, the Compensation Committee may delegate its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees, officers, employees or a committee that includes one or more officers or employees of the Corporation, as the Compensation Committee may deem appropriate in its sole discretion, subject to applicable law, rules and regulations and the organizational documents of the Corporation.

Summary Compensation Table

The table below sets forth the annual compensation paid by the Corporation during the years ended September 30, 2024 and 2023 (expressed in U.S. dollars) to our Chief Executive Officer, Chief Financial Officer, and our next most highly compensated executive officer during the year ended September 30, 2024 (collectively, our “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Share-based Awards(1) ($)	Option Awards(2) ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compen-sation ($)	Total compen-sation ($)
Gregory Crawford Chief Executive Officer	2024	680,725	-(4)	-	-	-	-	31,381(5)	712.,106
	2023	596,540	302,016(4)	976,701	-	-	-	26,265(6)	1,901,522
Hardik Mehta Chief Financial Officer	2024	576,989	-(4)	-	-	-	-	20,192(7)	597,181
	2023	505,630	255,955(4)	950,999	-	-	-	18,149(8)	1,730,733
Thomas Roehrig(3) Chief Accounting Officer	2024	231,000	-(4)	-	-	-	-	18,135(9)	249,135
	2023	231,000	115,500)4)	323,853	120,488	-	-	19,58010)	810,421

Notes:

(1)	Represents restricted stock units (RSUs). Calculated based on the number of RSUs granted multiplied by the closing price of the Common Shares on the TSX on the date of grant, and converted to USD based on the Bank of Canada daily exchange rate as of the last business day of the fiscal year of the grant.

(2)	Calculated at the date of the grant using the Black-Scholes options pricing model with the following assumptions: risk free interest rates of 3.3%; dividend yield of nil; expected stock price volatility of 51.9%; option life of 10 years, and converted to USD based on the Bank of Canada daily exchange rate as of the last business day of the fiscal year of the grant.
(3)	Mr. Roehrig has been Executive Vice President, Finance since he joined the Corporation in August 2019, and he was named Chief Accounting Officer of the Corporation in September 2024.
(4)	The amount of discretionary cash bonuses awarded for the fiscal year ended September 30, 2024 is not calculable through the date of this proxy statement. The amount of discretionary cash bonuses earned for the fiscal year ended September 30, 2024, if any, to be paid in 2025 is expected to be determined in a subsequent period. Once such bonuses, if any, are determined, such amounts will be disclosed in a filing under Item 5.02(f) of Form 8-K. The amounts reported for 2023 represent discretionary cash bonuses earned by our NEOs in the fiscal year ended September 30, 2023 and paid in the following fiscal year ended September 30, 2024.
(5)	Other compensation for Mr. Crawford during the year ended September 30, 2024 was comprised of a matching contribution by the Corporation under the 401(k) plan of $13,800 and use of a company vehicle with the incremental cost to the Corporation of $17,581.
(6)	Other compensation for Mr. Crawford during the year ended September 30, 2023 was comprised of a matching contribution by the Corporation under the 401(k) plan of $13,200 and use of a company vehicle with the incremental cost to the Corporation of $13,065.
(7)	Other compensation for Mr. Mehta during the year ended September 30, 2024 was comprised of a matching contribution by the Corporation under the 401(k) plan of $13,800 and use of a company vehicle with the incremental cost to the Corporation of $6,392.
(8)	Other compensation for Mr. Mehta during the year ended September 30, 2023 was comprised of a matching contribution by the Corporation under the 401(k) plan of $13,200 and use of a company vehicle with the incremental cost to the Corporation of $4,949.
(9)	Other compensation for Mr. Roehrig during the year ended September 30, 2024 was comprised of a matching contribution by the Corporation under the 401(k) plan of $12,135 and a vehicle allowance of $6,000.
(10)	Other compensation for Mr. Roehrig during the year ended September 30, 2023 was comprised of a matching contribution by the Corporation under the 401(k) plan of $13,580 and car allowance of $6,000.

Narrative Disclosure to Summary Compensation Table

Base Salary. During the fiscal year ended September 30, 2024, the base salary for each executive officer was reviewed and established near the beginning of the fiscal year. Base salaries were established taking into consideration the executive officer’s personal performance and seniority, comparability within industry norms, and contribution to the Corporation’s growth and profitability. The Compensation Committee believes that a competitive base salary is an imperative element of any compensation program that is designed to attract talented and experienced executives.

Share-Based and Option-Based Awards. An important part of the Corporation’s compensation program is to offer the opportunity and incentive for executives and staff to own Common Shares of the Corporation. We believe that ownership of Common Shares of the Corporation will align the interests of executives and future staff with the interests of the Corporation’s shareholders. We believe that the use of equity-based compensation as part of a competitive total compensation package for employees in certain roles also allows the Corporation to offer lower base salaries, thereby lowering its fixed cash compensation costs. With a view to extending the cash resources that the Corporation has available, it is important for the Corporation to be prudent in the management of its fixed cash expenses across all areas of operations, including in the area of employee compensation.

Security-based and option-based awards are not granted on a regular schedule but rather as compensation is reviewed by the Compensation Committee from time to time. When reviewing awards, consideration is given to the total compensation package of the executives and staff and a weighting of appropriate incentives groupings at the senior, mid and junior levels of the staff including past grants. At the time of any award, consideration is also given to the available pool of shares remaining under the Corporation’s equity incentive plan for new positions being contemplated by the Corporation.

Awards are currently granted under the 2024 EIP. A description of the 2024 EIP is included below under “Incentive Plans.”

Bonus Framework. During the fiscal year ended September 30, 2024, at the discretion of the Compensation Committee, executives were provided with annual cash incentive bonuses based on annual financial performance and, at its discretion, the achievement of other financial and non-financial goals.

Retirement Benefits. The Corporation does not currently maintain a defined benefit pension plan or a nonqualified deferred compensation plan providing for retirement benefits to our Named Executive Officers. Certain of our Named Executive Officers currently participate in our 401(k) plan and are eligible for matching of up to 4%.

Group Benefits. The Corporation offers a group benefits plan, which includes medical benefits. The group benefits plan is available to all full-time employees who choose to enroll, including officers of the Corporation.

Perquisites and Personal Benefits. While the Corporation reimburses its Named Executive Officers for expenses incurred in the course of performing their duties as executive officers of the Corporation, during the fiscal year ended September 30, 2024, the Corporation did not provide any compensation that would be considered a perquisite or personal benefit to its Named Executive Officers, other than the use of a company vehicle for Mr. Crawford and Mr. Mehta with the incremental cost to the Corporation of $17,581 and $6,392, respectively, and a vehicle allowance of $6,000 for Mr. Roehrig.

Outstanding Equity Awards at Fiscal Year-End 2024

The following table sets forth all awards outstanding for the Named Executive Officers as of September 30, 2024:

	Option Awards					Share-Based Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)(1)	Option expiration date	Number of shares or units of shares that have not vested(2) (#)	Market or payout value of share- based awards that have not vested(3) ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Gregory Crawford	581,000	-	-	1.11	April 9, 2028	47,500	138,700	-	-
	75,000	-	-	6.28	May 20, 2031
Hardik Mehta	60,000	-	-	6.28	May 20, 2031	46,250	135,050	-	-
Thomas Roehrig	50,000	-	-	2.46	September 16, 2029	15,750	45,990	-	-
	50,000	-	-	6.28	May 20, 2031
	15,000	15,000(4)	-	6.15	February 20, 2033

Notes:

(1)	The exercise prices for these option awards are denominated in CAD, and are converted to USD as of September 30, 2024 at a conversion rate of 1 USD per 1.3499 CAD.
(2)	The restricted share units (“RSUs”) will vest in equal amounts on November 20, 2024 and February 20, 2025.
(3)	Market value is calculated based on the closing price of our Common Shares on the Nasdaq of $2.92 on September 30, 2024, the last trading day of our fiscal year.
(4)	Options to purchase 2,500 Common Shares will vest on each of November 20, 2024, February 20, 2025, May 20, 2025, August 20, 2025, November 20, 2025, and February 20, 2026.

Incentive Plans

2024 EIP

On February 14, 2024, the Board approved the 2024 EIP which became effective on March 27, 2024 upon shareholder approval, pursuant to which the Corporation is able to issue share-based long-term incentives. The 2024 Equity Incentive Plan is substantially the same as the 2021 Equity Incentive Plan of the Corporation (the “2021 EIP”) but has been updated to reflect the Corporations’ uplisting to the Toronto Stock Exchange (the “TSX”) from the TSX Venture Exchange and is intended to replace the 2021 Equity Incentive Plan. The 2021 Equity Incentive Plan had replaced the Corporation’s former amended and restated fixed number stock option plan (and its predecessors) (the “2019 Option Plan”) and its restricted share unit and deferred share unit plan (the “2017 RSU/DSU Plan”, and together with the 2019 Option Plan and the 2021 EIP, the “Predecessor Plans”). The 2024 EIP is administered by the Compensation Committee. All directors, officers, employees and service providers of the Corporation and/or its affiliates (“Participants”) are eligible to receive awards under the 2024 EIP, subject to the terms of the 2024 EIP. Awards include Common Share purchase options (“Options”), stock appreciation rights (“Stock Appreciation Rights”), restricted share awards (“Restricted Share Awards”), Restricted Share Bonuses, Restricted Share Units (“RSUs”), performance shares (“Performance Shares”), performance units (“Performance Units”), cash-based awards (“Cash-Based Awards”) and other share-based awards (collectively, the “Awards”), under the 2024 EIP. Upon the 2024 EIP becoming effective, no future awards or grants were made under the 2021 EIP, which became effective following approval by shareholder on May 3, 2021.

Pursuant to the 2024 EIP, the maximum number of Common Shares that may be available and reserved for issuance pursuant to Awards, at any time, under the 2024 EIP, together with any other security based compensation arrangements adopted by the Corporation, including the Predecessor Plans, shall not exceed 8,420,494 Common Shares. The maximum amount of the foregoing Common Shares that may be awarded under the 2024 EIP as “Incentive Stock Options” (as defined in the 2024 EIP), shall not exceed 8,420,494 Common Shares.

A summary and copy of the 2024 EIP is included in the Corporation’s management information circular dated February 14, 2024, as filed on SEDAR+ on February 27, 2024 and as Exhibit 10.8 to the Corporation’s most recent Annual Report on Form 10-K filed on EDGAR on December 16, 2024.

For the year ended September 30, 2024, no grants were awarded under the 2024 EIP.

Potential Payments upon Termination or Change in Control of the Corporation

Except as set forth below, as at the end of the Corporation’s most recently completed fiscal year (September 30, 2024) the Corporation had not entered into any contract, agreement, plan or arrangement that provides for payments to a Named Executive Officer at, following or in connection with any termination (whether voluntary, involuntary or constructive), resignation, pursuant to retirement, a change in control of the Corporation or a change in Named Executive Officer’s responsibilities.

Each of Greg Crawford, the Chief Executive Officer of the Corporation, and Hardik Mehta, the Chief Financial Officer of the Corporation, are party to respective employment agreements (each, an “Employment Agreement”) with Quipt Home Medical, Inc. (formerly PHM Services, Inc.) (“QHM”), a wholly-owned subsidiary of the Corporation, pursuant to which QHM agreed to employ each of the respective executives for an initial period of three years (the “Initial Term”) commencing November 1, 2020 (the “Commencement Date”). Each Employment Agreement shall renew automatically for additional one-year terms (each, a “Renewal Term” and, together with the Initial Term, the “Term”) upon the expiration of the Initial Term and/or Renewal Term, as applicable thereafter, unless earlier terminated in accordance with its terms. The initial base salary of each of Mr. Crawford and Mr. Mehta under their respective Employment Agreements are $525,000 and $445,000, respectively, during the first year of the Term and are subject to an increase of 7% on each anniversary of the Commencement Date.

Each Employment Agreement provides that in the event that QHM terminates such Employment Agreement “Without Cause” (as such term is defined in the respective Employment Agreements) then QHM shall pay to the applicable executive any compensation that was earned but not paid through the termination date, a monetary amount equal to the value of any accrued, but unused, vacation vested and any reimbursable expenses incurred by the executive but un-reimbursed on the termination date (collectively, the “Final Compensation”) together with a severance payment equal to the applicable executive’s base salary for the remaining period of the Term, less applicable deductions and withholdings (the “Severance Payment”) upon the executive’s execution and delivery of a full release from liability to QHM; provided however, in the event of termination within one-year following a “Change of Control” (as such term is defined in the respective Employment Agreements), the Severance Payment shall equal the greater of (i) the executive’s base salary for the remaining Term or (ii) the executive’s then current base salary multiplied by two. If an executive terminates his Employment Agreement during the Term with “Good Reason” (as such term is defined in the respective Employment Agreements) at any time and, in such case, will be entitled to receive the Final Compensation as well as the Severance Payment upon the executive’s execution and delivery of a release. In addition, if an Employment Agreement is terminated by QHM as a result of the executive’s death or disability or “For Cause” (as such term is defined in the respective Employment Agreements) or by the executive without “Good Reason”, QHM shall have no further obligations to the executive other than the obligation to pay the Final Compensation.

The 2024 EIP provides that, subject to the limitations of appliable law, including the restrictions of Section 409A of the United States Internal Revenue Code, the Board may provide for the acceleration of vesting or settlement of any or all outstanding Awards upon such terms and to such extent as it determines, including upon a change in control and any termination of the service of any participant (including a Named Executive Officer) prior to, upon, or following any such change in control, and to such extent as the Board may determine. In addition, the 2024 EIP provides the Board with discretion, subject to the provisions thereof, to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following the termination of service of a participant (including a Named Executive Officer) with the Corporation.

Director Compensation

During the fiscal year ended September 30, 2024, the compensation of the directors of the Corporation was determined by the Compensation Committee. Gregory Crawford is also an officer and employee of the Corporation and receives no additional remuneration for serving as a director (including in his role, if applicable, serving as the Chair of the Board, or as the Chair or a member of a Board committee).

Compensation of Directors

The following table sets forth all compensation provided to each of the directors of the Corporation during the fiscal year ended September 30, 2024 (other than a director who is a Named Executive Officer, whose disclosure with respect to compensation is set forth above).

Name	Fees earned or paid in cash ($)	Share-based awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Mark Greenberg	150,000	-	-	-	-	-	150,000
Kevin Carter	40,000	-	-	-	-	-	40,000
Brian Wessel	80,000	-	-	-	-	-	80,000

Mr. Greenberg received a total cash fee equal to $150,000 for his service on the Board, the Audit Committee and the Compensation Committee during fiscal year 2024, with no splits on the allocation of such fee. Mr. Carter received a total cash fee equal to $40,000 for his service on the Board, the Audit Committee and the Compensation Committee during fiscal year 2024, with no splits on the allocation of such fee. Mr. Wessel received a cash fee equal to $70,000 for his service on the Board, the Audit Committee and the Compensation Committee during fiscal year 2024, with no splits on the allocation of such fee. In addition, Mr. Wessel received an additional $10,000 cash fee for his service as Audit Committee Chair during fiscal year 2024, for a total cash fee equal to $80,000 for fiscal year 2024.

Independent directors do not receive meeting fees but are reimbursed for travel and miscellaneous expenses to attend meeting and activities of the Board or its committees.

The table below shows the aggregate numbers of outstanding option awards (exercisable and unexercisable) and unvested share-based awards held as of September 30, 2024 by each director (other than a director who is a Named Executive Officer).

Name	Share-Based Awards	Option Awards
Mark Greenberg	46,250	488,750
Kevin Carter	21,250	56,625
Brian Wessel	28,250	75,000

Granting of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We do not grant equity awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our Common Shares, and do not time the public release of such information based on award grant dates. During the last completed fiscal year, we have not made awards to any named executive officer during the period beginning four business days before and ending one business day after the filing of a period report on Form 10-Q or Form 10-K or the filing or furnishing of a current report on Form 8-K, and we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

13.EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of September 30, 2024 regarding the number of Common Shares to be issued pursuant to equity compensation plans of the Corporation and the weighted-average exercise price of said securities:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders(2)	3,920,875(3)	$3.64	3,979,869(4)
Equity compensation plans not approved by shareholders	-	-	-
Total	3,920,875	$3.64	3,979,869

Notes:

(1)	Does not include outstanding RSUs, which were granted under equity compensation plans approved by shareholders and have no exercise price.
(2)	Includes securities granted under the 2024 Equity Incentive Plan, the 2021 Equity Compensation Plan, and the 2019 Option Plan.
(3)	Includes 3,401,500 shares subject to outstanding options, and 519,375 shares subject to outstanding RSU awards.
(4)	Securities available for future issuance pursuant to the 2024 Equity Incentive Plan, which was approved by shareholders on March 27, 2024, and replaced the 2021 Equity Incentive Plan.
(5)	As of September 30, 2024, we did not have any equity compensation plans that were not approved by our shareholders.

14.INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

None of the directors, the proposed nominees for election as director, the executive officers of the Corporation, or any of their respective associates or affiliates is or has been, during the year ended September 30, 2024, indebted to the Corporation or any of its subsidiaries in respect of loans, advances or guarantees of indebtedness.

15.DIRECTOR AND OFFICER INSURANCE

The Corporation’s current directors’ and officers’ insurance policies provide for aggregate coverage of $25 million. The policies protect the Corporation’s directors and officers against liability incurred by them while acting in their capacities as directors and officers of the Corporation and its subsidiaries. The Corporation's cost for these policies is approximately $770,000 annually. Coverage available for the Corporation is subject to a $2 million retention except in the rare event that indemnification from the Corporation is not available in which case no retention applies. Directors and officers do not pay any portion of the premiums, and no claims were made or became payable during the year ended September 30, 2024.

16.INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Except as otherwise disclosed herein and below, none of the informed persons (as such term is defined in NI 51-102) of the Corporation, any proposed director of the Corporation, or any associate or affiliate of any informed person or proposed director, has had any material interest, direct or indirect, in any transaction of the Corporation since the commencement of the Corporation’s most recently completed financial year or in any proposed transaction which has materially affected or would materially affect the Corporation or any of its subsidiaries.

The Corporation (through indirect wholly-owned subsidiaries) has six market rate leases (the “Related Party Leases”) for office, warehouse, and retail space with Greg Crawford, LLC, a rental company 100% beneficially owned through a trust over which Gregrory Crawford, the President and Chief Executive Officer of the Corporation and Chairman of the Board, exercises control and direction. The majority of the Related Party Leases were entered into in 2015. The leases have a combined area of 74,520 square feet. Five of the leases’ terms ended on September 30, 2022, and accordingly, in December 2022, the indirect wholly-owned subsidiaries of the Corporation entered into five separate seven-year lease agreements with Greg Crawford, LLC, renewing five of the leases. Lease payments under these leases are approximately $65,000 per month beginning October 2022, with increases on October 1 of each year equal to the greater of (i) the Consumer Price Index for All Urban Consumers (CPI-U), and (ii) 3%. One lease expires in June 2026 and the remaining five leases expire on September 30, 2029. The aggregate amount of all periodic payments due on these leases on or after the beginning of the fiscal years ended September 30, 2024 and 2023, including any required or optional payments due during or at the conclusion of the leases, was $4,566,725 and $349,335, respectively.

17.REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PARTIES

The Board has recognized that transactions between the Corporation and certain related persons present a heightened risk of conflicts of interest. To ensure that the Corporation acts in the best interests of its shareholders, the Board has delegated the review and approval of related party transactions to the Audit Committee in accordance with the Audit Committee Charter. After its review, the Audit Committee will only approve or ratify transactions that are fair to the Corporation and consistent with the best interests of the Corporation and its shareholders.

Other than the Related Party Leases disclosed above, since the beginning of the fiscal year ended September 30, 2023, there have not been, nor are there currently proposed, any transaction or series of similar transactions to which the Corporation was or is a participant in which the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at September 30, 2024 and 2023 and in which any of the Corporation’s directors, nominees for director, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

18.MANAGEMENT CONTRACTS

There are no management functions of the Corporation which are to any substantial degree performed by a person or a company other than the directors or executive officers of the Corporation.

19.SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Shareholder Proposals

In order for a shareholder proposal to be eligible to be considered for inclusion in the proxy materials for the next annual general meeting under the BCBCA, your shareholder proposal must be submitted in writing and received at the registered office of the Corporation, at Suite 2700, 1133 Melville Street, Vancouver, British Columbia, V6E 4E5, at least three (3) months before the anniversary of the Corporation’s last annual general meeting, before December 17, 2025. You are also advised to ensure compliance with provisions of the BCBCA related to shareholder proposals. Proposals that are not timely submitted or otherwise do not comply with the BCBCA may, at the Corporation’s discretion, be excluded from the Corporation’s proxy materials.

In order for a shareholder proposal to be eligible to be considered for inclusion in the proxy materials for the next annual general meeting under Rule 14a-8 of the Exchange Act, a shareholder must submit the proposal, along with proof of ownership of our common shares, no later than September 30, 2025, which is the 120th day prior to the first anniversary of the date which this management information and proxy circular was first released to our shareholders in connection with this year’s Meeting. If we change the date of next year’s annual general meeting by more than 30 days from the anniversary of this year’s Meeting, shareholder proposals must be received a reasonable time before we begin to print and mail the proxy materials for next year’s annual general meeting in order to be considered for inclusion in the proxy materials. You are also advised to ensure compliance with provisions of Rule 14a-8 of the Exchange Act. In order for a shareholder proposal to be eligible to be considered for inclusion in the proxy materials for the next annual general meeting outside of the processes of Rule 14a-8 of the Exchange Act, and because the advanced notice provisions in our Articles do not establish a process for submitting shareholder proposals, a shareholder must submit such proposal no later than December 14, 2025, which is 45 days before the first anniversary of the date on which we first sent our proxy materials for this year’s Meeting. If we change the date of next year’s annual general meeting by more than 30 days from the anniversary of this year’s annual general meeting, shareholder proposals must be received a reasonable time before we begin to print and mail the proxy materials for next year’s annual general meeting in order to be considered for inclusion in the proxy materials.

Director Nominations

The Articles include advance notice provisions for the nomination of directors for election (the “Advance Notice Policy”). The Advance Notice Policy provides that a shareholder seeking to nominate a candidate for election as a director (a “Nominating Shareholder”) at any annual meeting of the shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors, must give timely notice thereof in proper written form to the Corporation’s Corporate Secretary.  A director nomination by a Nominating Shareholder for the next annual general meeting must be submitted in writing to the attention of the Corporate Secretary at either the principal executive offices of the Company at 1019 Town Drive, Wilder, Kentucky 41076:  (i) in the case of an annual meeting of shareholders, not less than 30 days and no more than 65 days prior to the date of next year’s annual general meeting; provided, however, that in the event that the annual meeting of shareholders is called for a date that is less than 40 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual meeting was made, notice may be made not later than the 10th day following the Notice Date; and (ii) in the case of a special meeting of shareholders (which is not also an annual meeting) called for the purpose of electing directors, not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting of shareholders was made. You are also advised to review our Articles which contain a description of the information required to be submitted, as well as additional requirements about advance notice of director nominations. The Chairman of the Meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the Articles and, if any proposed nomination is not in compliance therewith, to declare that such defective nomination shall be disregarded.

In addition to satisfying the foregoing advance notice requirements under our Articles, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Corporation’s nominees must provide written notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than January 16, 2026, which is 60 days prior to the one-year anniversary of this year’s Meeting.

20.SHAREHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that permit companies and Intermediaries to satisfy the delivery requirements for shareholder meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A number of brokers with account holders who are shareholders of the Corporation will be “householding” the Corporation’s proxy materials. A single set of meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of shareholder meeting materials, please notify your broker or the Corporation. Direct your written request to 1019 Town Drive, Wilder, Kentucky 41076, Attn: Corporate Secretary or call 1 (866) 466-5355. Shareholders who currently receive multiple copies of shareholder meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

21.PARTICULARS OF OTHER MATTERS TO BE ACTED UPON

Management of the Corporation knows of no other matter to come before the Meeting other than those referred to in the Notice of Meeting. However, if any other matters which are not known to the management should properly come before the Meeting, the accompanying form of proxy confers discretionary authority upon the persons named therein to vote on such matters in accordance with their best judgment.

22.ANNUAL REPORT AND ADDITIONAL INFORMATION

A copy of the Corporation’s Annual Report on Form 10-K for the year ended September 30, 2024 (the “2024 Annual Report”), including the financial statements and the financial statement schedules, if any, but not including exhibits, will be furnished at no charge to a shareholder upon the written request of such person addressed by mail to 1019 Town Drive, Wilder, Kentucky 41076, Attention: Corporate Secretary or by email to investorinfo@myquipt.com. In addition, a copy of the 2024 Annual Report has been filed under the Corporation’s profile on SEDAR+ at www.sedarplus.com and is available on EDGAR at www.sec.gov/edgar and the Corporation’s website at https://quipthomemedical.com/sec-filings/.

Additional information relating to the Corporation is also available on SEDAR+ at www.sedarplus.com and on EDGAR at www.sec.gov/edgar, copies of which may be obtained from the Corporation upon request. The Corporation may require the payment of a reasonable charge if the request is made by a person who is not a shareholder of the Corporation.

DATED this 28th day of January, 2025.

BY ORDER OF THE BOARD

/s/ Gregory Crawford

Chief Executive Officer

Security Class Holder Account Number Form of Proxy - Annual General Meeting to be held on Monday, March 17, 2025 This Form of Proxy is solicited by and on behalf of Management. Notes to proxy 1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the Management Nominees whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). 2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated. 3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. 4. If a date is not inserted in the space provided on the reverse of this proxy, it will be deemed to bear the date on which it was mailed to the holder by Management. 5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, and the proxy appoints the Management Nominees listed on the reverse, this proxy will be voted as recommended by Management. 6. The securities represented by this proxy will be voted in favour, or withheld from voting, or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for. If you have specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. 7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting and Management Information Circular or other matters that may properly come before the meeting or any adjournment or postponement thereof, unless prohibited by law. 8. This proxy should be read in conjunction with the accompanying documentation provided by Management. Proxies submitted must be received by 10:00 am (Eastern Time), on Thursday, March 13, 2025. VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK! To Vote Using the Telephone • Call the number listed BELOW from a touch tone telephone. 1-866-732-VOTE (8683) Toll Free To Vote Using the Internet • Go to the following web site: www.investorvote.com • Smartphone? Scan the QR code to vote now. To Receive Documents Electronically • You can enroll to receive future securityholder communications electronically by visiting www.investorcentre.com. If you vote by telephone or the Internet, DO NOT mail back this proxy. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management Nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy. To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below. CONTROL NUMBER ------- Fold ------- Fold

------- Fold ------- Fold Appointment of Proxyholder I/We being holder(s) of Quipt Home Medical Corp. hereby appoint(s): Gregory Crawford, Chief Executive Officer and Director, or failing this person, Hardik Mehta, Chief Financial Officer, or their designees (the "Management Nominees") OR Instead of either of the foregoing, print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein. as my/our proxyholder with full power of substitution and to attend, act and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and to vote at the discretion of the proxyholder with respect to amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the Annual General Meeting of Shareholders of Quipt Home Medical Corp. (the "Corporation") to be held at the Hampton Inn & Suites, 975 University Parkway, Sarasota, Florida on Monday, March 17, 2025 at 10:00 am (Eastern Time), and at any adjournment or postponement thereof. VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES. 1. Election of Directors 01. Gregory Crawford For Withhold 02. Mark Greenberg For Withhold 03. Kevin Carter For Withhold 04. Brian Wessel 2. Appointment of Auditors Re-appointment of BDO USA, P.C. as auditors of the Corporation to hold office until the next annual meeting of shareholders and the authorization of the directors of the Corporation to fix their remuneration. For Withhold Signature of Proxyholder I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, and the proxy appoints the Management Nominees, this Proxy will be voted as recommended by Management. Signature(s) Date Quarterly Reports - Check the box to the right if you would like to receive Quarterly Reports on Form 10-Q by mail. Annual Report - Check the box to the right if you would like to receive the Annual Report on Form 10-K by mail. If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist. I H P Q 3 7 0 9 4 8 A R 1